Exhibit 99.1
NEWS RELEASE
ASSOCIATED MATERIALS AND AMH HOLDINGS
REPORT FIRST QUARTER RESULTS
CUYAHOGA FALLS, Ohio, May 14, 2010 — Associated Materials (the “Company”) today announced results for its first quarter ended April 3, 2010. Financial highlights are as follows:
•	Net sales for the quarter ended April 3, 2010 were $204.2 million, an 18.5% increase from net sales of $172.3 million for the same period in 2009.

•	Adjusted EBITDA was positive $6.8 million for the first quarter of 2010 compared to negative $12.6 million for the same period in 2009.
Tom Chieffe, President and Chief Executive Officer, commented, “The building products industry has shown improvement in the first quarter of 2010 as compared to the same period in 2009. Our continued focus on pricing discipline, quality, delivery, expanding our customer base across all existing product categories, growth of third-party complementary products, installation services, and the introduction of new, innovative products has resulted in an 18.5% growth in sales during the quarter. On the operations side, we have continued our cost reduction and efficiency improvement initiatives in manufacturing and procurement practices which has resulted in positive EBITDA margins during the first quarter, which historically has been a challenging time period due to seasonal demands. Throughout the remainder of 2010, we will continue these initiatives and ensure that the Company is positioned to take full advantage of the market as it continues to recover.”
Earnings Conference Call
Management will host its first quarter earnings conference call on Friday, May 14th at 11 a.m. Eastern Time. The toll free dial-in number for the call is (866) 469-0038 and the conference call identification number is 71565690. A replay of the call will be available through May 21st by dialing (800) 642-1687 and entering the above conference call identification number. The conference call and replay will also be available via webcast, which along with this news release can be accessed via the Company’s web site at http://www.associatedmaterials.com.

ASSOCIATED MATERIALS, LLC
AMH HOLDINGS, LLC
Unaudited Condensed Consolidating Statement of Operations
Quarter Ended April 3, 2010
(in thousands)

	Associated			AMH
	Materials	AMH	Eliminations	Consolidated

Net sales	$204,237	$—	$—	$204,237

Gross profit	48,439	—	—	48,439

Selling, general and administrative expenses	47,481	—	—	47,481

Income from operations	958	—	—	958

Interest expense, net	6,241	12,376	—	18,617
Foreign currency (gain)	(122)	—	—	(122)

Loss before income taxes	(5,161)	(12,376)	—	(17,537)
Income taxes (benefit)	(1,934)	3,012	—	1,078

Loss before equity loss from subsidiaries	(3,227)	(15,388)	—	(18,615)
Equity loss from subsidiaries	—	(3,227)	3,227	—

Net loss	$(3,227)	$(18,615)	$3,227	$(18,615)

Other Data:
EBITDA (a)	$6,713
Adjusted EBITDA (a)	6,816

ASSOCIATED MATERIALS, LLC
AMH HOLDINGS, LLC
Unaudited Condensed Consolidating Statement of Operations
Quarter Ended April 4, 2009
(in thousands)

	Associated			AMH
	Materials	AMH	Eliminations	Consolidated

Net sales	$172,332	$—	$—	$172,332

Gross profit	30,253	—	—	30,253

Selling, general and administrative expenses	48,498	—	—	48,498

Loss from operations	(18,245)	—	—	(18,245)

Interest expense, net	5,338	12,348	—	17,686
Foreign currency loss	52	—	—	52

Loss before income taxes	(23,635)	(12,348)	—	(35,983)
Income taxes (benefit)	(9,170)	8,175	—	(995)

Loss before equity loss from subsidiaries	(14,465)	(20,523)	—	(34,988)
Equity loss from subsidiaries	—	(14,465)	14,465	—

Net loss	$(14,465)	$(34,988)	$14,465	$(34,988)

Other Data:
EBITDA (a)	$(12,856)
Adjusted EBITDA (a)	(12,621)

(a)	EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA excludes certain items. The Company considers EBITDA and adjusted EBITDA to be important indicators of its operational strength and performance of its business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company’s ability to service its debt and / or incur debt and meet the Company’s capital expenditure requirements; (ii) internally measure the Company’s operating performance; and (iii) determine the Company’s incentive compensation programs. In addition, the Company’s ABL Facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. EBITDA and adjusted EBITDA have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies. EBITDA and adjusted EBITDA are not measures determined in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of the Company’s operating results or cash flows from operations (as determined in accordance with GAAP) as a measure of the Company’s liquidity.

The reconciliation of the Company’s net loss to EBITDA and adjusted EBITDA is as follows (in thousands):

	Quarters Ended
	(Unaudited)
	April 3,	April 4,
	2010	2009
Net loss	$(3,227)	$(14,465)
Interest expense, net	6,241	5,338
Income tax benefit	(1,934)	(9,170)
Depreciation and amortization	5,633	5,441

EBITDA	6,713	(12,856)
Amortization of management fee (b)	—	125
Tax restructuring costs (c)	88	—
Bank audit fees (d)	15	110

Adjusted EBITDA	$6,816	$(12,621)

(b)	Represents amortization of a prepaid management fee paid to Investcorp International Inc. in connection with the December 2004 recapitalization transaction.

(c)	Represents legal and accounting fees incurred in connection with a 2009 tax restructuring project.

(d)	Represents bank audit fees incurred under the Company’s ABL Facility.

Company Description
Associated Materials is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the United States and Canada. The Company’s core products include vinyl windows, vinyl siding, aluminum trim coil, and aluminum and steel siding and accessories, which are produced at the Company’s 11 manufacturing facilities. The Company distributes these products, as well as third-party manufactured products, through its extensive dual distribution network, consisting of 119 company-operated supply centers and approximately 250 independent distributors and dealers located throughout the United States and Canada. The third-party manufactured products which the Company distributes complement its exterior building product offerings and include roofing materials, insulation, exterior doors, vinyl siding in a shake and scallop design, and installation equipment and tools. Associated Materials is a privately held, wholly-owned subsidiary of Associated Materials Holdings, which is a wholly-owned subsidiary of AMH, which is a wholly-owned subsidiary of AMH II, which is controlled by affiliates of Investcorp S.A. (“Investcorp”) and Harvest Partners, L.P. (“Harvest Partners”). For more information, please visit the Company’s website at http://www.associatedmaterials.com.

Forward-Looking Statements
This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the Company and AMH that are based on the beliefs of the Company’s and AMH’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of the Company’s and AMH’s management. The following factors, and others which are discussed in the Company’s and AMH’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: changes in the home building and remodeling industries, general economic conditions, interest rates, foreign currency exchange rates, changes in the availability of consumer credit, employment trends, levels of consumer confidence and spending, consumer preferences, changes in raw material costs and availability, market acceptance of price increases, changes in national and regional trends in new housing starts, changes in weather conditions, the Company’s ability to comply with certain financial covenants in its ABL Facility and indentures governing its 9.875% notes and AMH’s 11.25% notes, increases in levels of competition within its market, availability of alternative building products, increases in its level of indebtedness, increases in costs of environmental compliance, unanticipated warranty or product liability claims, increases in capital expenditure requirements and shifts in market demand. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. For further information, refer to the Company’s most recent Annual Report on Form 10-K (particularly the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections) and to any subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, contact:
Stephen Graham
Vice President — Chief Financial Officer, Treasurer and Secretary
(330) 922-7743

Net Sales by Principal Product Offering (in thousands)

	Quarters Ended
	(Unaudited)
	April 3,	April 4,
	2010	2009
Vinyl windows	$76,337	$61,057
Vinyl siding products	39,356	35,588
Metal products	36,375	28,983
Third party manufactured products	37,563	32,716
Other products and services	14,606	13,988

	$204,237	$172,332

Selected Balance Sheet Data (in thousands)

	(Unaudited)
	April 3, 2010
	Associated		AMH
	Materials	AMH	Consolidated
Cash	$23,682	$—	$23,682
Accounts receivable, net	123,760	—	123,760
Inventories	138,800	—	138,800
Accounts payable	106,340	—	106,340
Accrued liabilities	50,653	4,038	54,691
Total debt	225,615	431,000	656,615

	(Unaudited)
	January 2, 2010
	Associated		AMH
	Materials	AMH	Consolidated
Cash	$55,855	$—	$55,855
Accounts receivable, net	114,355	—	114,355
Inventories	115,394	—	115,394
Accounts payable	87,580	—	87,580
Accrued liabilities	56,925	16,162	73,087
Total debt	207,552	431,000	638,552